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                [Letterhead of Gray Plant Mooty Mooty & Bennett]

                                                                     Exhibit 5.1


                                                     Lindley S. Branson
                                                     612 343-2827

                                 March 27, 2000

Webb Interactive Services, Inc.
1800 Glenarm Place
Suite 800
Denver, CO 80202

         RE:      Form S-3 Registration Statement

Ladies/Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended, of a maximum of 2,042,769 shares of common stock, no par value (the "Shares"), of Webb Interactive Services, Inc. ("Webb") issuable upon (i) the conversion of preferred stock and the exercise of warrants issued by Webb pursuant to the Securities Purchase Agreement dated as of December 31, 1999, between Webb, Marshall Capital Management, Inc. and Castle Creek Technology Partners LLC (the "Purchase Agreement"), and (ii) the exercise of a warrant issued to Castle Creek Technology Partners LLC on December 18, 1999 (the "Warrant").

         We have acted as counsel to Webb in connection with the preparation of the Form S-3 Registration Statement (the "Registration Statement"). We have examined the Articles of Incorporation, as amended, the Bylaws of the Company, such records of proceedings of Webb as we deemed material and such other certificates, records and documents as we considered necessary for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with terms of the Purchase Agreement, including the exhibits thereto, and the Warrant will be legally issued, fully paid and non-assessable securities of Webb. We understand that this opinion is to be issued in connection with the Registration Statement. We consent to a filing of a copy of this opinion with the Registration Statement.

                                               Very truly yours,

                                               GRAY, PLANT, MOOTY,
                                                MOOTY & BENNETT, P.A.



                                               By /s/ Lindley S. Branson
                                                  ------------------------------
                                                  Lindley S. Branson